Exhibit 99.1

ARCA biopharma Establishes Special Committee of the Board of Directors

Westminster, CO, April 18, 2022 – ARCA biopharma, Inc. (Nasdaq: ABIO), a biopharmaceutical company applying a precision medicine approach to developing genetically targeted therapies for cardiovascular diseases, today announced that its Board of Directors has established a Special Committee to evaluate strategic options for maximizing stockholder value.  The Company believes there are multiple potential opportunities to enhance value for ARCA stockholders. The Special Committee includes ARCA Board Chairman Robert E. Conway (chair), and Board members Linda Grais, M.D. and Anders Hove, M.D.

About ARCA biopharma

ARCA biopharma is dedicated to developing genetically and other targeted therapies for cardiovascular diseases through a precision medicine approach to drug development. The U.S. FDA has granted the Gencaro development program Fast Track designation and a Special Protocol Assessment (SPA) agreement. At present, ARCA is engaged in strategic planning, including for additional development of its assets, collaborations and other strategic options. For more information, please visit www.arcabio.com or follow the Company on LinkedIn.

Safe Harbor Statement

This press release contains "forward-looking statements" for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding potential strategic options (and the Company’s exploration thereof), and potential future development plans for Gencaro and rNAPc2, if any. Such statements are based on management's current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the risks and uncertainties associated with: ARCA’s financial resources and whether they will be sufficient to meet its business objectives and operational requirements; the Company’s ability to complete a strategic transaction, and the impact of competitive products and technological changes. These and other factors are identified and described in more detail in ARCA’s filings with the Securities and Exchange Commission, including without limitation ARCA’s annual report on Form 10-K for the year ended December 31, 2021, and subsequent filings. ARCA disclaims any intent or obligation to update these forward-looking statements.

Investor & Media Contact:

Derek Cole

720.940.2163

derek.cole@arcabio.com

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